Exhibit 99.1

Acura Pharmaceuticals Announces

First Quarter Ended March 31, 2021 Financial Results

Palatine, IL – (May 17, 2021) - Acura Pharmaceuticals, Inc. (OTCQB: ACUR), an innovative drug delivery company engaged in the research, development and commercialization of technologies and products intended to address safe use of medications, announced today financial results for its first quarter ended March 31, 2021.

The Company reported an operating loss of $146 thousand for the first quarter 2021 compared to an operating loss of $483 thousand for the first quarter ended 2020. The Company reported net loss of $259 thousand or $0.01 per diluted share for the first quarter 2021 compared to net loss of $595 thousand or $0.02 per diluted share for the same period in 2020.

For the first quarter 2021, the Company recorded $0.6 million in license fees and $32 thousand in royalty revenue. For the first quarter 2020, the Company recorded $1.05 million in license fees and $33 thousand in royalty revenue.

Research and development expense was $405 thousand for the first quarter 2021, compared to $387 thousand for the first quarter 2020. The expenses for both reporting periods were primarily associated with development of LTX-03 under the license agreement with Abuse Deterrent Pharma, LLC (“ AD Pharma”).

General and administrative expense was $385 thousand for the first quarter 2021 versus $1.2 million for the first quarter 2020. Included in the expense for 2020 was a one-time $668 thousand charge for the impairment of an intangible asset.

As of May 14, 2021, the Company had a cash balance of approximately $200 thousand. AD Pharma is delinquent in remitting monthly license payments for January, 2021 thru May, 2021 which aggregates to $1.0 million and approximately $100 thousand of reimbursable LTX-03 development expenses. Failure to make these payments is an event of default under the license agreement with AD Pharma.

On June 28, 2020, we entered into License, Development and Commercialization Agreement with Abuse Deterrent Pharma, LLC, which was amended in October 2021 (“AD Pharma Amended Agreement”). The AD Pharma Amended Agreement grants AD Pharma exclusive commercialization rights for our lead product candidate, LTX-03 (hydrocodone bitartrate with acetaminophen immediate-release tablets utilizing Acura’s patented LIMITx™ technology) as well as to LTX-02 (oxycodone/acetaminophen) and LTX-09 (alprazolam). The AD Pharma Amended Agreement required AD Pharma to pay us a monthly license payment of $350,000 for a period from inception up to April 2020 at which time the payment became $200,000 per month and continues through the earlier of July 31, 2021 or FDA’s acceptance of a New Drug Application for LTX-03, and reimburse all our outside development costs for LTX-03. Upon commercialization of LTX-03, Acura will be entitled to stepped royalties on sales and is eligible for certain sales related milestones. However, if the NDA application for LTX-03 is not accepted by the FDA by July 31, 2021, AD Pharma has the option of terminating the Agreement and taking ownership of the intellectual property. Acura currently expects the submission and FDA acceptance of the NDA for LTX-03 to occur after July 31, 2021. Acura intends to renegotiate the NDA filing acceptance date for LTX-03, of which no assurance can be given. The AD Pharma Amended Agreement is more fully described in our press releases dated July 2, 2020 and October 28, 2021 as well as in our Form 8-Ks filed July 5, 2020 and October 29, 2021 and our Form 10-Ks filed March 31, 2020 and March 31, 2021.

About Acura Pharmaceuticals

Acura Pharmaceuticals is an innovative drug delivery company engaged in the research, development and commercialization of technologies and products intended to address safe use of medications. We have discovered and developed three proprietary platform technologies which can be used to develop multiple products: LIMITx™ Technology, AVERSION® Technology and IMPEDE® Technology.

LIMITxTM Technology a development stage technology, is designed to retard the release of active drug ingredients when too many tablets are accidentally or purposefully ingested by neutralizing stomach acid with buffer ingredients but deliver efficacious amounts of drug when taken as a single tablet with a nominal buffer dose. In June 2020, we entered into License, Development and Commercialization Agreement, which was amended in October 2021, with Abuse Deterrent Pharma, LLC, a Kentucky limited liability company and a special purpose company representing a consortium of investors that will finance Acura’s operations through July 2021 and reimburse us for development of LTX-03. AD Pharma has exclusive commercialization rights in the United States to LTX-03 as well as to LTX-02 (oxycodone/acetaminophen) and LTX-09 (alprazolam).

AVERSION® Technology, used in the FDA approved drug OXAYDO® (oxycodone HCl) marketed by Assertio Holdings Inc., utilizes polymers designed to limit the abuse of the product by nasal snorting and injection. AVERSION® Technology is also licensed to KemPharm for use in certain of their products.

IMPEDE® Technology, used in NEXAFED® (pseudoephedrine HCl) and NEXAFED® Sinus (pseudoephedrine HCl/acetaminophen) marketed by MainPointe Pharmaceuticals, utilizes polymers and other ingredients to disrupt the extraction and processing of pseudoephedrine from the tablets into methamphetamine.

Forward-looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our ability to obtain funding for our continuing operations, including the development of our products utilizing our LIMITx™ and Impede® technologies;
•	whether we can renegotiate the date by which we are required to obtain FDA acceptance, currently July 31, 2021, for an NDA for LTX-03 by our Agreement with AD Pharma on which we depend to finance operations;
•	whether our licensing partners will develop any additional products and utilize Acura for such development;
•	the expected results of clinical studies relating to LTX-03, a LIMITx hydrocodone bitartrate and acetaminophen combination product, or any successor product candidate, the date by which such studies will be complete and the results will be available and whether LTX-03 will ultimately receive FDA approval;
•	our business could be adversely affected by health epidemics in regions where third parties for which we rely, as in CROs or CMOs, have concentrations of clinical trial sites or other business operations, and could cause significant disruption in the operations of third-party manufacturers and CROs upon whom we rely;
•	whether LIMITx will retard the release of opioid active ingredients as dose levels increase;
•	whether the extent to which products formulated with the LIMITx Technology reduce respiratory depression will be determined sufficient by the FDA to support approval or labelling describing safety features;
•	whether our LIMITx Technology can be expanded into extended-release formulations;
•	our and our licensee’s ability to successfully launch and commercialize our products and technologies, including Oxaydo® Tablets and our Nexafed® products;
•	the results and timing of our development of our LIMITx Technology, including, but not limited to, the submission of a New Drug Application and/or FDA filing acceptance;
•	our or our licensees’ ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;
•	the market acceptance of, timing of commercial launch and competitive environment for any of our products;
•	expectations regarding potential market share for our products;
•	our ability to develop and enter into additional license agreements for our product candidates using our technologies;
•	our exposure to product liability and other lawsuits in connection with the commercialization of our products;
•	the increasing cost of insurance and the availability of product liability insurance coverage;
•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;
•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;
•	whether the FDA will agree with or accept the results of our studies for our product candidates;
•	the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development process to meet over-the-counter (“OTC”) Monograph standards, as applicable;
•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates;
•	changes in regulatory requirements;
•	adverse safety findings relating to our commercialized products or product candidates in development;
•	whether the FDA will agree with our analysis of our clinical and laboratory studies;
•	whether further studies of our product candidates will be required to support FDA approval;
•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and whether we will be able to promote the features of our technologies; and
•	whether our product candidates will ultimately perform as intended in commercial settings.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “indicate,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “seek”, “should,” “suggest,” “target,” “will,” “would” and similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Acura. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission. While Acura may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Contact:

Acura Investor Relations

investors@acurapharm.com

847-705-7709

ACURA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(unaudited)	(audited)
	March 31,	December 31,
	2021	2020
Assets – current	$1,379	$1,179
Property, plant and equipment, net	473	484
Other assets	66	73
Total assets	$1,918	$1,736

Other liabilities - current	$729	$680
Loan under CARES Act - current	164	164
Accrued interest to related party – current	791	678
Convertible debt to related party – current	6,000	6,000
Loan under CARES Act – non current	371	105
Stockholders' deficit	(6,137)	(5,891)
Total liabilities and stockholders' deficit	$1,918	$1,736

ACURA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended March 31,
	2021	2020
Revenues:
Royalties	$32	$33
Collaboration – related party	12	8
License fees – related party	600	1,050
Total revenues	644	1,091
Operating expenses:
Research and development	405	387
General and administrative	385	1,187
Total operating expenses	790	1,574
Operating loss	(146)	(483)
Interest expense	(113)	(112)
Loss before provision for income taxes	(259)	(595)
Provision for income taxes	-	-
Net loss	$(259)	$(595)

Net loss per share:
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)
Weighted average number of shares outstanding:
Basic	32,464	32,270
Diluted	32,464	32,270